Exhibit 10.5

AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED CREDIT AGREEMENT

                               Dated as of  March 12, 2010

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT among STANLEY BLACK & DECKER, INC. (formerly known as The Stanley Works), a Connecticut corporation (the “Borrower”), the Lenders executing this Amendment on the signature pages hereto and Citibank, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and the Agent have entered into an Amended and Restated Credit Agreement dated as of February 27, 2008, and Amendment No. 1 thereto dated as of February 17, 2009 (such Credit Agreement, as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1.   Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)           The definitions of “Applicable Facility Fee Rate”, “Base Rate”, “EBITDA”, “Interest Coverage Ratio” and “Interest Expense” in Section 1.01 are amended in full to read as follows:

“Applicable Facility Fee Rate” means, on any date, a rate per annum equal to (i) 0.150% if on such date the Company’s outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor’s, A1 or higher by Moody’s, or A+ or higher by Fitch, (ii) 0.200% if on such date clause (i) is inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor’s, A2 or higher by Moody’s, or A or higher by Fitch, (iii) 0.250% if on such date clauses (i) and (ii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor’s, A3 or higher by Moody’s, or A- or higher by Fitch, (iv) 0.300% if on such date clauses (i), (ii) and (iii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor’s, Baa1 or higher by Moody’s, or BBB+ or higher by Fitch, and (v) 0.375% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Applicable Facility Fee Rate” will be determined based on, (a) if two of the ratings are at the same level and the other rating is higher or lower than those same ratings, the level corresponding to the two same ratings shall apply and (b) if each of the three ratings falls within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.

“Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)  the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time, as its base rate;

(b)  1/2 of one percent per annum above the Federal Funds Rate; and

(c)  the rate equal to the Eurocurrency Rate for a Dollar denominated Advance having an Interest Period of one month determined for each day that a Base Rate Loan is outstanding (and in respect of any day that is not a Banking Day, such rate as in effect on the immediately preceding Banking Day) plus 1.00% per annum.

“EBITDA” means, for any period, the sum (without duplication) for the Company and its Consolidated Subsidiaries on a consolidated basis of the following: (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization for such period, (ii) Interest Expense for such period and (iii) taxes for such period.  Notwithstanding the foregoing, (1) in calculating EBITDA for any period that includes one or more Restructuring Periods, EBITDA shall be increased by an amount equal to the Applicable Restructuring Charges for any such Restructuring Periods, (2) in calculating EBITDA for any period, any impairment charges or asset write-offs, in each case pursuant to Financial Accounting Standards Board’s Staff Position Accounting Principles Board Opinion No. 144 (“Accounting for the Impairment or Disposal of Long-Lived Assets (Issued 8/01)”), shall be excluded, (3) in calculating EBITDA for any period, non-cash charges arising from purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the write-up of assets or application of purchase accounting in relation to any consummated acquisition or the amortization, depreciation, or write-off of any amounts thereof, net of taxes, shall be excluded, and (4) in calculating EBITDA for any period, charges associated with stock-based compensation shall be excluded.  For the purpose of calculating EBITDA for any period following the acquisition of The Black & Decker Corporation, EBITDA for such period shall be calculated after giving pro forma effect to such acquisition as if such acquisition occurred on the first day of such period.

“Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate amount of interest reported in respect of such period on the Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis, including, without limitation, the interest portion of payments under Capital Lease obligations and any capitalized interest but excluding imputed (non-cash) interest expense in respect of convertible bonds issued by the Company or any of its Consolidated Subsidiaries as calculated in accordance with the Financial Accounting Standards Board’s Staff Position Accounting Principles Board Opinion No. 14-1 (“Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement)”), minus (i) interest income of the Company and its Consolidated Subsidiaries on a consolidated basis reported in respect of such period, (ii) interest on deferred compensation reported in respect of such period, and (iii) any income/expense in respect of such period associated with spot-to-forward differences or points on foreign currency trades that are included in interest income/expense as a result of Statement of Financial Accounting Standards No. 133, as amended and interpreted.  For the purpose of calculating Interest Expense for any period following the acquisition of The Black & Decker Corporation, Interest Expense for such period shall be calculated after giving pro forma effect to such acquisition as if such acquisition occurred on the first day of such period.

                (b)           The definition of “Applicable Eurocurrency Margin” in Section 1.01 is amended by (i) deleting the figure “0.75%” and replacing it with “the Floor” in both places such figure appears and (i) deleting the figure “2.50%” and replacing it with “the Cap” in the three places such figure appears.

(c)           Section 1.01 is further amended by adding the following definitions in the appropriate alphabetical order:

“Applicable Base Rate Margin” means, on any day, a rate per annum equal to the higher of (a) the Applicable Eurocurrency Margin for such day minus 1.00% and (b) 0.00%.

“Applicable Restructuring Charge” means

           (a)           for any Restructuring Period falling in the Company’s fiscal year 2009, the restructuring charges reported in the Company’s SEC Filings for such fiscal quarter; provided that the sum of the Applicable Restructuring Charges for all of the Restructuring Periods in the Company’s fiscal year 2009 will not exceed $50,000,000 in the aggregate; and

           (b)           for any Restructuring Period falling in the Company’s fiscal year 2010, 2011, 2012, or 2013, amounts relating to one or more of the following: (i) restructuring charges, including, without limitation, the effect of reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, store closure, office closure, plant closure, facility consolidations, downsizing, shutdown costs (including future lease commitments and contract termination costs with respect thereto), curtailments or modifications to pension and post-retirement employee benefit plans, retention, severance, system establishment costs, and acquisition integration costs; (ii) change of control payments and transaction fees; (iii) performance-based bonus payments to Nolan Archibald; (iv) all expenses and charges related to any stock based compensation; (v) non-cash inventory step-up charges; and (vi) liabilities under Section 280G of the Internal Revenue Code and gross-ups related thereto; provided that the sum of the Applicable Restructuring Charges for all of the Restructuring Periods in the Company’s fiscal years 2010, 2011, 2012, and 2013 will not exceed $1,200,000,000 in the aggregate, of which not more than $900,000,000 is cash.

“Cap” means, on any date, a rate per annum equal to (i) 2.500% if on such date the Company’s outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor’s, Baa1 or higher by Moody’s, or BBB+ or higher by Fitch, and (ii) 3.000% if on such date clause (i) is inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Cap” will be determined based on, (a) if two of the ratings are at the same level and the other rating is higher or lower than those same ratings, the level corresponding to the two same ratings shall apply and (b) if each of the three ratings falls within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.

“Floor” means, on any date, a rate per annum equal to (i) 0.750% if on such date the Company’s outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor’s, A3 or higher by Moody’s, or A- or higher by Fitch, (ii) 1.000% if on such date clause (i) is inapplicable and the Company’s outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor’s, Baa1 or higher by Moody’s, or BBB+ or higher by Fitch, and (iii) 1.500% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Floor” will be determined based on, (a) if two of the ratings are at the same level and the other rating is higher or lower than those same ratings, the level corresponding to the two same ratings shall apply and (b) if each of the three ratings falls within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantor.

           “Restructuring Period” means (a) if the Company reports taking any restructuring charges during any quarter of its fiscal year 2009 in the Company’s Exchange Act disclosure documents filed with the Securities and Exchange Commission on Forms 8K, 10K or 10Q (or their equivalents) (the Company’s “SEC Filings”), each such fiscal quarter of the Company during its fiscal year 2009, and (b) each fiscal quarter of the Company during fiscal years 2010, 2011, 2012, and 2013.

“SEC Filings” has the meaning provided in the definition of “Restructuring Period”.

“Subsidiary Guarantor” means The Black & Decker Corporation, a Maryland corporation.

“Subsidiary Guaranty” means the guaranty of the Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent, delivered to the Administrative Agent on or about the date that the Company acquires the Subsidiary Guarantor.

(d)          Section 2.05(a) is amended by inserting immediately after the phrase “Base Rate in effect from time to time” the phrase “plus the Applicable Base Rate Margin”.

(e)           Section 3.02(i)(x) is amended by inserting immediately after the parenthetical phrase “(other than the Excluded Representation”) the phrase “and in Section 7 of the Subsidiary Guaranty”.

(f)           Section 5.02(a)(ix) is amended in full to read as follows:

(ix)  Liens on (A) any property existing at the time of acquisition but only if the amount of outstanding Indebtedness secured thereby does not exceed the lesser of the fair market value or the purchase price of the property so purchased and (B) any property of The Black & Decker Corporation existing at the time of acquisition;

(g)          Section 6.01(b) is amended by deleting the word “Borrower” and replacing it with “Loan Party” in both places such word appears.

(h)          Section 6.01(g) is amended by deleting the figure “$25,000,000” and replacing it with “$75,000,000” in both places such figure appears.

(i)           Section 6.01(h) is amended by restating clause (B) thereof in full to read as follows:

(B) any Plan shall have an unfunded liability, which means the excess, if any, of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding that Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year

(j)           Section 6.01(i) is amended by deleting the figure “$25,000,000” and replacing it with “$75,000,000”.

(k)          Section 8.02(a) is amended by deleting the word “Borrower” and replacing it with “Loan Party”.

(l)           Section 8.07(b) is amended by deleting the word “Borrower” and replacing it with “Loan Party” in both places such word appears.

(m)         Section 8.08(a) is amended by deleting the word “Borrower”  and replacing it with “Loan Party” in each place such word appears.

SECTION 2.            Conditions of Effectiveness.  This Amendment shall become effective as of the time of the delivery of all evidence referenced in clause (f) below on the date (the “Amendment Effective Date”), which shall be on or before June 30, 2010, as of which the Administrative Agent shall confirm to the Company that it has received the following, each dated such day, in form and substance satisfactory to the Administrative Agent:

(a)           Executed Counterparts.  Counterparts of this Amendment executed by the Company and the Lenders party to the Credit Agreement constituting the Required Lenders;

(b)           Subsidiary Guaranty.  The Subsidiary Guaranty, in substantially the form of Exhibit A to this Amendment, duly executed and delivered by the Subsidiary Guarantor;

(c)           Authority and Approvals.  Certified copies of the resolutions of the Board of Directors of the Subsidiary Guarantor (or equivalent documents) authorizing and approving the Subsidiary Guaranty and the transactions contemplated thereby and certified copies of all documents evidencing all necessary corporate action and all other necessary action (corporate, partnership or otherwise) and governmental approvals, if any, with respect to the Subsidiary Guaranty;

(d)           Secretary’s or Assistant Secretary’s Certificate.  A certificate of the Secretary or an Assistant Secretary of the Subsidiary Guarantor, dated the Amendment Effective Date, certifying the names and true signatures of the officers of the Subsidiary Guarantor authorized to execute and deliver the Subsidiary Guaranty;

(e)           Legal Opinions.  An opinion of counsel to the Subsidiary Guarantor, dated the Amendment Effective Date;

(f)           Acquisition of The Black & Decker Corporation.  Evidence satisfactory to the Administrative Agent that Blue Jay Acquisition Corp. shall have consummated the merger with The Black & Decker Corporation that is contemplated by that certain Agreement and Plan of Merger dated as of November 2, 2009 by and among the Company, Blue Jay Acquisition Corp., and The Black & Decker Corporation , together with evidence that the commitments under the Five-Year Credit Agreement dated as of December 7, 2007 among The Black & Decker Corporation, Black & Decker Luxembourg Finance S.C.A. and Black & Decker Luxembourg S.aR.L., as borrowers, certain lenders parties thereto and Citibank, N.A., as administrative agent for said lenders (the “B&D Facility”) have been or concurrently with the Effective Date are being terminated and all amounts payable under the B&D Facility have been paid; and

(g)           Fees and Expenses.  Payment by the Company in full of the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement.

SECTION 3.            Representations and Warranties.  The Company represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement and in each of the other Loan Documents that have been entered into by the Company or any of the Designated Borrowers are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation and warranty shall be true and correct in all material respects as of such specific date) and as if each reference in said Article IV to “this Agreement” included reference to this Amendment; provided that (x) in Sections 4.01(f) and 4.01(h) of the Credit Agreement, the reference to the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 shall be deemed to be a reference to the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, each of the Company’s reports on Form 8-K and 10-Q during the period from January 2, 2010 through and including the date of this Amendment and the Subsidiary Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2009 and (y) in Section 4.01(g) of the Credit Agreement, the reference to December 29, 2007 shall be deemed to be a reference to January 2, 2010 and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4.            Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.            Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6.            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STANLEY BLACK & DECKER, INC. (formerly known as The Stanley Works)

By	/s/ Craig A. Douglas
Name: Craig A. Douglas
Title: VP & Treasurer

CITIBANK, N.A., as Agent and as Lender

By	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

BANK OF AMERICA

By	/s/ Jeffrey J. McLaughlin
Name: Jeffrey J. McLaughlin
Title: SVP

CITIBANK, N.A., as Agent and as Lender

By	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

BANK OF AMERICA

By	/s/ Jeffrey M. McLaughlin
Name: Jeffrey M. McLaughlin
Title: SVP

J.P. MORGAN CHASE BANK N.A.

By	/s/ Anthony W. White
Name: Anthony W. White
Title: Vice President

BARCLAYS BANK PLC

By	/s/ Kevin Cullen
Name: Kevin Cullen
Title: Director

BNP PARIBAS

By	/s/ Curt Price
Name: Curt Price
Title: Managing Director

By	/s/ Fik Durmus
Name: Fik Durmus
Title: Director

WILLIAM STREET LLC

By	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

UBS LOAN FINANCE LLC

By	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

WELLS FARGO BANK, N.A.

By	/s/ Jordon Fragiacomo
Name: Jordon Fragiacomo
Title: Director

THE BANK OF NEW YORK MELLON

By	/s/ Donald G. Cassidy, Jr.
Name: Donald G. Cassidy, Jr.
Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Manuel Burgeño
Name: Manuel Burgeño
Title: Vice President, Relationship Manager

MORGAN STANLEY BANK, N.A.

By	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

ROYAL BANK OF CANADA

By	/s/ Dustin Craven
Name: Dustin Craven
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY

By	/s/ Peter Ja. Hallan
Name: Peter J. Hallan
Title: Vice President